COMMON

NUMBER
CS 8327

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS



COMMON

SHARES

CUSIP 749607 10 7

RLI CORP.

THIS CERTIFIES THAT

SEE REVERSE FOR CERTAIN DEFINITIONS

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, OF THE PAR VALUE OF $1 EACH, OF

R L I Corp., transfer of which is registrable in the records of the Corporation upon surrender of this certificate properly endorsed by the appropriate person or persons. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation and By-Laws of the Corporation, each as from time to time amended, which are hereby made a part hereof and to all of which the holder by acceptance hereof assents.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

Dated

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

VICE PRESIDENT AND CORPORATE SECRETARY

RLI CORP
CORPORATE
SEAL
ILLINOIS

PRESIDENT